                                                                  Exhibit (a)(5)

                           OFFER TO PURCHASE FOR CASH

                         ANY AND ALL OF THE OUTSTANDING

               ZERO COUPON CONVERTIBLE SUBORDINATED NOTES DUE 2009

                                   ISSUED BY

                               USF&G CORPORATION


--------------------------------------------------------------------------------
SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12 MIDNIGHT, NEW YORK CITY TIME,
ON MARCH 5, 1999, UNLESS THE OFFER IS EXTENDED (SUCH TIME AND DATE OR THE
LATEST EXTENSION THEREOF, IF EXTENDED, THE "EXPIRATION DATE"). NOTES TENDERED
IN THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.
--------------------------------------------------------------------------------

                                                                February 5, 1999

To Brokers, Dealers, Commercial Banks,
   Trust Companies and Other Nominees:

   Enclosed for your consideration is an Offer to Purchase, dated February 5, 1999 (as the same may be amended from time to time, the "Offer to Purchase"), and a form of Letter of Transmittal and instructions thereto (the "Letter of Transmittal") relating to the offer (the "Offer") by St. Paul Fire and Marine Insurance Company ("Fire & Marine" or the "Bidder") and The St. Paul Companies, Inc. ("St. Paul", together with Fire & Marine, the "Bidder") to purchase cash at $640.82 per $1,000 principal amount at maturity (the "Repurchase Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the accompanying Letter of Transmittal, any and all of the outstanding Zero Coupon Convertible Subordinated Notes Due 2009 (the "Notes") issued by USF&G Corporation ("USF&G").

   We are asking you to contact your clients for whom you hold Notes registered in your name or in the name of your nominee. The Bidder will pay all transfer taxes, if any, applicable to the tender of Notes, except as otherwise provided in the Offer to Purchase and the Letter of Transmittal.

   Enclosed is a copy of each of the following documents for forwarding to your clients:

1.  The Offer to Purchase.

2. A Blue Letter of Transmittal, including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, for your use in connection with the tender of Notes by record holders and for the information of your clients.

3. A Yellow form of letter addressed "To Our Clients" that may be sent to your clients for whose accounts you hold Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Offer.

4. A Pink Notice of Guaranteed Delivery to be used to accept the Offer if certificates for Notes are not lost but not immediately available, or if the procedure for book-entry transfer cannot be completed on or prior to the Expiration Date.

5. A return envelope addressed to an affiliate of The Chase Manhattan Bank, as Depositary (the "Depositary").

    Your prompt action is requested. Notes tendered pursuant to the Offer may be validly withdrawn, subject to the procedures described in the Offer to Purchase, at any time prior to the Expiration Date.

    Please refer to "Procedures for Tendering Notes" in the Offer to Purchase for a description of the procedures which must be followed to tender Notes in the Offer.

    Additional copies of the enclosed materials may be obtained from the Depositary at (214) 672-5678 or (212) 946-3487.

                                  Very truly yours,

                                  ST. PAUL FIRE & MARINE INSURANCE COMPANY


    NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE TRUSTEE, OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.